Exhibit 10.6

Certain personally identifiable information has been omitted from this exhibit pursuant to item 601(a)(6) of Regulation S-K. [***] indicates that information has been redacted.

ASSIGNMENT AND ASSUMPTION AGREEMENT WITH NOVATION

This Assignment and Assumption Agreement with Novation (“Agreement”) dated as of [●], 2025 (“Effective Date”), is entered into by and among Nakamoto Holdings Inc., a Delaware corporation (“Merger Partner”), Kindly MD, Inc., a Utah corporation (“Public Company”), and BTC INC., a Delaware corporation (“BTC”).

WHEREAS, Merger Partner and Public Company are each a party to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 12, 2025, pursuant to which Kindly HoldCo Corp., a Delaware corporation and a direct, and wholly owned subsidiary of Public Company will merge with and into Merger Partner (the “Merger”) with Merger Partner surviving the Merger;

WHEREAS, Merger Partner desires to assign to Public Company all of its rights and to delegate to Public Company all of its obligations under that certain marketing agreement, dated as of May 12, 2025 by and between Merger Partner and BTC (the “Assigned Contract”);

WHEREAS, Public Company desires to accept such assignment of rights and delegation of obligations under the Assigned Contract;

WHEREAS, BTC desires to release Merger Partner from its obligations under the Assigned Contract and substitute Public Company as a party to the Assigned Contract in Merger Partner’s place; and

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption.

1.1 Assignment. Merger Partner irrevocably sells, assigns, grants, conveys, and transfers to Public Company all of Merger Partner’s right, title, and interest in and to the Assigned Contract.

1.2 Assumption. Subject to Section 1.3, Public Company accepts such assignment and assumes all of Merger Partner’s duties, liabilities, and obligations under the Assigned Contract, and agrees to pay, perform, and discharge, as and when due, all of the obligations of Merger Partner under the Assigned Contract accruing on and after the Effective Date.

1.3 Assigned Contract Terms. Public Company agrees to assume Merger Partner’s obligations under the Assigned Contract, and BTC agrees to substitute Merger Partner with Public Company under the Assigned Contract, provided that:

(a) All references to “NewCo Class A Common Stock” in the Assigned Contract shall be read to refer to the common stock of Public Company, par value $0.001 per share (“Public Company Common Stock”) pursuant to the reclassification of common stock of Public Company as set forth in the Second Amended & Restated Charter of Public Company, in effect prior to the effective time of the Merger;

(b) The per share price of Public Company Common Stock to be issued to Sellers (as defined in the Assigned Contract) shall be equal to the price per share of Public Company Common Stock issued to certain investors in a private placement (the “PIPE Price Per Share”) pursuant to the Subscription Agreements by and between such investors and Public Company, dated as of May 12, 2025, entered into in connection with the Merger Agreement;

(c) All references to “Call Consideration” in the Assigned Contract shall be read to refer to the aggregate consideration to be received by the Sellers upon exercise of the “Call Right” (as defined in the Assigned Contract), with such consideration to be equal to a number of shares of Public Company Common Stock equal to the quotient obtained by dividing (i) the “BTC Valuation” (as defined in the Assigned Contract) by (ii) the PIPE Price Per Share provided however, in no event shall the Call Consideration exceed 600,000,000 shares of Public Company Common Stock (subject to adjustments for stock splits, recapitalizations, and other similar transactions); and

(d) All references to “Put Consideration” in the Assigned Contract shall be read to refer to the aggregate consideration to be received by the Sellers upon exercise of the “Put Right” (as defined in the Assigned Contract), with such consideration to be equal to a number of shares of Public Company Common Stock equal to the quotient obtained by dividing (i) the BTC Valuation by (ii) the PIPE Price Per Share provided however, in no event shall the Put Consideration exceed 600,000,000 shares of Public Company Common Stock (subject to adjustments for stock splits, recapitalizations, and other similar transactions).

2. Novation.

2.1 Release.

(a) Despite anything to the contrary in the Assigned Contract, BTC releases and forever discharges Merger Partner, as well as its shareholders, directors, officers, employees, agents, and representatives, from all further obligations arising under the Assigned Contract, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims, and demands whatsoever that BTC has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contract on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of BTC or Merger Partner arising before the Effective Date.

(b) Despite anything to the contrary in the Assigned Contract, Merger Partner releases and forever discharges BTC, as well as its shareholders, directors, officers, employees, agents, and representatives, from all further obligations arising under the Assigned Contract, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that Merger Partner has or may have against any of the foregoing persons, arising out of or in any way connected to performance under the Assigned Contract on and after the Effective Date. For avoidance of doubt, except as provided in Section 2.2, nothing herein affects any rights, liabilities, or obligations of BTC or Merger Partner arising before the Effective Date.

2.2 Substitution. The parties intend that this Agreement is a novation and that the Public Company be substituted for the Merger Partner. BTC recognizes Public Company as Merger Partner’s successor-in-interest in and to the Assigned Contract. Public Company by this Agreement becomes entitled to all right, title, and interest of Merger Partner in and to the Assigned Contract in as much as Public Company is the substituted party to the Assigned Contract as of and after the Effective Date. BTC and Public Company shall be bound by the terms of the Assigned Contract in every way as if Public Company is named in the novated Assigned Contract in place of Merger Partner as a party thereto. Merger Partner represents and warrants that there is no payment or other liability of Merger Partner to BTC under the Assigned Contract that has accrued and remains outstanding as of the Effective Date, which on the Effective Date, Public Company and BTC agree becomes the sole responsibility of Public Company and not of Merger Partner (whether or not such amounts were incurred before or after the Effective Date).

3. Representations and Warranties.

3.1 Merger Partner’s Representations and Warranties. Merger Partner represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Delaware.

(b) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(c) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set out at the end hereof.

(d) Its execution, delivery, and performance of this Agreement will not violate, conflict with, require consent under, or result in any breach or default under the provisions of any contract or agreement to which it is a party.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Merger Partner, enforceable against it in accordance with its terms.

(f) It is the sole legal and beneficial owner of the all the rights under the Assigned Contract on the Effective Date, free and clear of any lien, security interest, charge, or encumbrance.

(g) The Assigned Contract have not been amended or modified as of the Effective Date.

(h) The Assigned Contract are in full force and effect on the Effective Date. No event or condition has occurred that is an event of default or termination under the Assigned Contract. There are no material disputes pending or threatened related to any rights or obligations transferred by this Agreement.

(i) It has performed all of its obligations under the Assigned Contract that are required to be performed on or before the Effective Date.

3.2 Public Company’s Representations and Warranties. Public Company represents and warrants as follows:

(a) It is duly organized, validly existing, and in good standing under the laws of Utah.

(b) It is qualified and licensed to do business and in good standing in every jurisdiction where such qualification and licensing is required.

(c) It has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder.

(d) It has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set out at the end hereof.

(e) When executed and delivered by it, this Agreement will constitute the legal, valid, and binding obligation of Public Company, enforceable against it in accordance with its terms.

4. Indemnification.

4.1 Mutual Indemnification. Subject to the terms and conditions set out in Section 4.2, Merger Partner and Public Company (as “Indemnifying Party”) shall indemnify, hold harmless, and defend each other and their respective officers, directors, employees, agents, affiliates, successors and permitted assigns (collectively, “Indemnified Party”) against any and all losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorney fees, that are incurred by Indemnified Party (collectively, “Losses”), arising out of or resulting from any third-party claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or other, whether at law, in equity or otherwise (“Claim”) or any direct Claim against Indemnifying Party alleging:

(a) a material breach or non-fulfillment of any material representation, warranty, or covenant under this Agreement by Indemnifying Party or its representatives;

(b) any grossly negligent or more culpable act or omission of Indemnifying Party or any of its representatives (including any reckless or willful misconduct) in connection with the performance of its obligations under this Agreement;

(c) any failure by Indemnifying Party to materially comply with any applicable federal, state, or local laws, regulations, or codes in the performance of its obligations under this Agreement.

4.2 Exceptions and Limitations on Indemnification. Despite anything to the contrary in this Agreement, Indemnifying Party is not obligated to indemnify or defend Indemnified Party against any Claim if such Claim or the corresponding Losses arise out of or result from, in whole or in part, Indemnified Party’s:

(a) Gross negligence or more culpable act or omission (including recklessness or willful misconduct); or

(b) Bad faith or failure to comply with any of its material obligations set out in this Agreement.

4.3 Sole Remedy. THIS SECTION 4 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF THE INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY FOR THE INDEMNIFIED PARTY FOR ANY LOSSES COVERED UNDER SECTION 4.

5. Miscellaneous.

5.1 Further Assurances. On the other party’s reasonable request, each party shall, at its sole cost and expense, execute and deliver all such further documents and instruments, and take all such further acts, necessary to give full effect to this Agreement.

5.2 Notices. Each party shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other party at its address set out below (or to such other address that the receiving party may designate from time to time in accordance with this section). Each party shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) on receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section 5.2.

Notice to Merger Partner:	6339 Charlotte Pike Unit #B321 Nashville, TN 37209
Email: [***]
Attention: Didier Lewis, President

with a copy (which shall not constitute Notice) to:	Reed Smith LLP 200 South Biscayne Boulevard Suite 2600 Miami, FL 33131 Attention: Constantine Karides Email: CKarides@ReedSmith.com

Notice to Public Company:	5097 South 900 East Suite 100 Salt Lake City, UT 84117 Email: [***]
Attention: Tim Pickett, Chief Executive Officer

with a copy (which shall not constitute Notice) to:	Brunson Chandler & Jones, PLLC 175 South Main Street Suite 1410 Salt Lake City, UT 84111 Attention: Callie Tempest Jones Email: callie@bcjlaw.com

Notice to BTC:	300 10th Avenue South Nashville, TN 37203
Email: [***]
Attention: David Bailey, Chief Executive Officer

with a copy (which shall not constitute Notice) to:	Reed Smith LLP 200 South Biscayne Boulevard Suite 2600 Miami, FL 33131 Attention: Constantine Karides Email: CKarides@ReedSmith.com

5.3 Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” are deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references in this Agreement: (x) to sections, schedules, and exhibits mean the sections of, and schedules and exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The parties drafted this Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The schedules and exhibits referred to herein are an integral part of this Agreement to the same extent as if they were set out verbatim herein.

5.4 Headings. The headings in this Agreement are for reference only and do not affect the interpretation of this Agreement.

5.5 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability does not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. On such determination that any term or other provision is invalid, illegal, or unenforceable, the parties to this Agreement shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

5.6 Entire Agreement. This Agreement, together with all related exhibits and schedules, is the sole and entire agreement of the parties to this Agreement regarding the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, regarding such subject matter.

5.7 Amendment and Modification. No amendment to or rescission, termination, or discharge of this Agreement is effective unless it is in writing, identified as an amendment to or rescission, termination, or discharge of this Agreement and signed by an authorized representative of each party to this Agreement.

5.8 Waiver.

(a) No waiver under this Agreement is effective unless it is in writing and signed by the party waiving its right.

(b) Any waiver authorized on one occasion is effective only in that instance and only for the purpose stated, and does not operate as a waiver on any future occasion.

(c) None of the following is a waiver or estoppel of any right, remedy, power, privilege, or condition arising from this Agreement:

(i)	any failure or delay in exercising any right, remedy, power, or privilege or in enforcing any condition under this Agreement; or

(ii)	any act, omission, or course of dealing between the parties.

5.9 Cumulative Remedies. All rights and remedies provided in this Agreement are cumulative and not exclusive, and the exercise by a party of any right or remedy does not preclude the exercise of any other rights or remedies that may now or subsequently be available at law, in equity, by statute, in any other agreement between the parties or otherwise. Despite the previous sentence, the parties intend that Indemnified Party’s rights under Section 4 are its exclusive remedies for the events specified therein.

5.10 Equitable Remedies. Each of Merger Partner and Public Company acknowledges that a breach or threatened breach by it of any of its obligations under this Agreement would give rise to irreparable harm to the other party for which monetary damages would not be an adequate remedy and hereby agrees that if a breach or a threatened breach by such party of any such obligations occurs, the other party will, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to seek equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

5.11 No Third-Party Beneficiaries. This Agreement benefits solely the parties to this Agreement and their respective successors and permitted assigns and nothing in this Agreement, express or implied, confers on any other person any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement. Despite the previous sentence, the parties hereby designate the third parties included in the definition of Indemnified Party as third-party beneficiaries of Section 4.

5.12 Choice of Law. This Agreement and exhibits and schedules attached hereto, and all matters arising out of or relating to this Agreement, are governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware.

5.13 Choice of Forum. Each party irrevocably and unconditionally agrees that it will not commence any action, litigation, or proceeding of any kind whatsoever against the other party in any way arising from or relating to this Agreement, and exhibits and schedules attached hereto, and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims, in any forum other than the Chancery Court of the State of Delaware, and any state appellate court therefrom within Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over a particular matter any state or federal court within the State of Delaware) and each party waives any objection which such party may now or hereafter have to the laying of the venue of any such action, litigation, or proceeding, and irrevocably submits to the exclusive jurisdiction of any such court in any such action, litigation, or proceeding. Each party hereby agrees that a final judgment in any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law in accordance with Section 5.2.

5.14 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT, INCLUDING EXHIBITS AND SCHEDULES ATTACHED TO THIS AGREEMENT, IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY ABOUT ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, INCLUDING ANY EXHIBITS OR SCHEDULES ATTACHED TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.14.

5.15 Counterparts. This Agreement may be executed in counterparts, each of which is deemed an original, but all of which together is deemed to be one and the same agreement. A signed copy of this Agreement delivered by email or other means of electronic transmission is deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

NAKAMOTO HOLDINGS INC.

By	/s/ Didier Lewis
Name:	Didier Lewis
Title:	President

KINDLY MD, INC.

By	/s/ Tim Pickett
Name:	Tim Pickett
Title:	Chief Executive Officer

BTC INC.

By	/s/ David Bailey
Name:	David Bailey
Title:	Chief Executive Officer